FIFTEENTH AMENDMENT TO THE

THE RBB FUND TRUST

FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT, effective as of the date of the last date in the signature block, to the Fund Accounting Servicing Agreement, dated as of October 22, 2015, as amended (the “Agreement”), is entered into by and between THE RBB FUND TRUST (f/k/a PENN Capital Funds Trust), a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a/U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to amend Exhibit A of the Agreement, the funds list of the Trust, to add the following funds:

●	Pathfinder Disciplined US Equity ETF
●	Pathfinder Focused Opportunities ETF

WHEREAS, Section 15 of the Agreement provides that the Agreement may be amended by a written agreement executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

1

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

THE RBB FUND TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ James G. Shaw	By:	/s/ Gregory Farley

Name:	James G. Shaw	Name:	Greg Farley

Title:	CFO/COO & Secretary	Title:	Senior Vice President

Date:	11/28/2025	Date:	11/28/2025
2

EXHIBIT A to the Fund Accounting Servicing Agreement

Separate Series of The RBB Fund Trust

Name of Series

Penn Capital Short Duration High Income Fund

Penn Capital Special Situations Small Cap Equity Fund

P/E Global Enhanced International Fund

The Torray Fund

First Eagle Global Equity ETF

First Eagle Overseas Equity ETF

Tweedy, Browne Insider + Value ETF

Longview Advantage ETF

Advent Convertible Bond ETF

Twin Oak Enhanced Credit ETF

Twin Oak Endure ETF

Twin Oak Active Opportunities II ETF

Twin Oak Active Opportunities III ETF

MUFG Japan Small Cap Active ETF

Tweedy, Browne International Insider + Value ETF

Wayfinder Dynamic U.S. Interest Rate ETF

Wayfinder Gold ETF

Wayfinder Oil ETF

Wayfinder Saber ETF

Wayfinder U.S. Dispersion ETF

Wayfinder U.S. Market Better Beta ETF

Pathfinder Disciplined US Equity ETF

Pathfinder Focused Opportunities ETF

3